Exhibit 8.1


                                February 6, 2001

Colonial Properties Trust
2101 Sixth Avenue North
Suite 750
Birmingham, Alabama  35203
Ladies and Gentlemen:

                  We have acted as counsel to Colonial Properties Trust, an Alabama real estate investment trust (the "Company"), in connection with the Company's registration of 11,622,041 Common Shares of Beneficial Interest, par value $.01, of the Company (the "Shares"), as more fully described in the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on or about February 6, 2001 ("Registration Statement" which includes the "Prospectus"). In connection with such issuance, we have been asked to provide you with an opinion regarding certain federal income tax matters related to the Company. Unless otherwise defined herein or the context hereof otherwise requires, each term used herein with initial capitalized letters has the meaning given to such term in the Prospectus.

Basis for Opinion

                  The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder (including proposed and temporary Treasury regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and administrative determinations of the Internal Revenue Service (the "IRS") (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to changes (which may apply retroactively) that might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, although we believe that our opinions set forth herein will be sustained if challenged, an opinion of counsel with respect to an issue is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

                  In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including (but not limited to) the following: (1) the Registration Statement; (2) the Second Amended and Restated Agreement of Limited Partnership of Colonial Realty Limited Partnership (the "Operating Partnership") dated as of October 27, 1994, as amended through the date hereof; (3) the Declaration of Trust of the Company (the "Declaration of Trust") as amended through the date hereof; (4) the Agreement of Limited Partnership of Colonial Properties Services Limited Partnership (the "Management Partnership") dated August 8, 1993, as amended through the date hereof; and (5) the Articles of Incorporation of Colonial Properties Services, Inc. (the "Management Corporation") as amended through the date hereof. The opinions set forth in this letter also are premised on certain written representations of the Company contained in a letter to us dated February 5, 2001 (the "Management Representation Letter").

                  For purposes of rendering our opinions, we have not made an independent investigation or audit of the facts set forth in the above referenced documents, including the Registration Statement and the Management Representation Letter. We consequently have relied upon the representations in the Management Representation Letter that the information presented in such documents or otherwise furnished to us is accurate and assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects. After reasonable inquiry, however, we are not aware of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein or other assumptions set forth herein. Finally, our opinion is limited to the tax matters specifically covered herein, and we have not addressed, nor have we been asked to address, any other tax matters relevant to the Company.

                  In connection with our opinion, we have assumed, with your consent:

(1) that all of the representations and statements set forth in the documents (including, without limitation, the Management Representation Letter) we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under the Company's articles of incorporation, have been and will be performed or satisfied in accordance with their terms;

(2) the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made;

(3) that each of the Operating Partnership, Management Partnership and Management Corporation has been and will continue to be operated in the manner described in the relevant partnership agreement, articles (or certificate) of incorporation or other organizational documents and in the Registration Statement and Management Representation Letter;

(4) that we have been provided with all written agreements related to the ownership of the stock of any corporations in which the Company owns (or, in the past, has owned) directly or indirectly (the "Corporate Affiliates") and no oral agreements or understandings exist or have existed between the Company and other securityholders of any of the Corporate Affiliates or the Corporate Affiliates themselves that are inconsistent with the Company being considered to be the beneficial owner, directly or indirectly, of 10% or less of either (a) the outstanding voting securities or (b) at the end of any calendar quarter beginning on or after January 1, 2001, the total value of the outstanding securities of any Corporate Affiliate that does not qualify as either a "qualified REIT subsidiary" as defined in Section 856(i) of the Code or, after January 1, 2001, a "taxable REIT subsidiary" as defined in Section 856(l) of the Code; and

(5)            that  the  Company  is  a  validly   organized  real  estate
               investment trust under the laws of the State of Alabama, each Corporate Affiliate is a validly organized and duly incorporated corporation under the laws of the state or country in which it is purported to be organized, and each of the partnerships or limited liability companies in which the Company, directly or indirectly, owns an interest (the "Partnership Subsidiaries") is a duly organized and validly existing partnership or limited liability company, as the case may be, under the applicable laws of the state in which it is purported to be organized.

Opinion

                  Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:

                 1. the Company has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Code and the Company's proposed method of operation (as described in the Management Representation Letter and in the Registration Statement) will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

                 2. the discussion in the Prospectus under the caption "Federal Income Tax Consequences,"to the extent that it purports to describe provisions of the Internal Revenue Code, is correct in all material respects.

                  We assume no obligation to advise you of any changes in our opinions or of any new developments in the application or interpretation of the federal income tax laws subsequent to the date of this opinion letter. The Company's qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership. We will not review the Company's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of the Company, the Operating Partnership, Management Partnership, Management Corporation, Corporate Affiliates and Partnership Subsidiaries, the sources of their income, the nature of their assets, the level of the Company's distributions to its stockholders and the diversity of the
Company's stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

                  This opinion letter has been prepared for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. We hereby consent to the filing of this opinion letter as Exhibit
8.1 to the Registration Statement, and to the reference to Hogan & Hartson L.L.P. under the caption "Legal Matters" in the Prospectus. In giving this consent, however, we do not admit thereby that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                         Very truly yours,



                                                     /s/ HOGAN & HARTSON L.L.P.
                                                         ----------------------
                                                         HOGAN & HARTSON L.L.P.